As filed with the Securities and Exchange Commission on April 15, 1999

                         Registration Statement No. 33-
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            -------------------------


                       VININGS INVESTMENT PROPERTIES TRUST
                       -----------------------------------
             (Exact name of Registrant as specified in its charter)


                            Massachusetts 13-6850434
                            ------------------------
         (State of organization) (I.R.S. Employer Identification Number)


                              3111 Paces Mill Road
                                   Suite A-200
                                Atlanta, GA 30339
                                 (770) 984-9500
                              --------------------
       (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)


                       VININGS INVESTMENT PROPERTIES TRUST
                      1997 STOCK OPTION AND INCENTIVE PLAN
                      ------------------------------------
                            (Full Title of the Plans)


                          ----------------------------
                                  Peter D. Anzo
                               3111 Paces Mill Road
                                   Suite A-200
                                Atlanta, GA 30339
                                 (770) 984-9500
                         ----------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                          ----------------------------
                                 With copies to:
                             GILBERT G. MENNA, P.C.
                           GOODWIN, PROCTER & HOAR LLP
                                 Exchange Place
                                 53 State Street
                        Boston, Massachusetts 02109-2881
                                 (617) 570-1000
                          -----------------------------
                         CALCULATION OF REGISTRATION FEE

------------------------------ ------------------------- ---------------------- -------------------------- -----------------
  Title of Securities Being          Amount to be          Proposed Maximum         Proposed Maximum          Amount of
         Registered                 Registered (1)        Offering Price Per    Aggregate Offering Price   Registration Fee
                                      Share
============================== ========================= ====================== ========================== =================
  Shares of Beneficial                81,250                   $4.00 (2)             $325,000.00               $154.90
  Interest, no par value per share     1,500                    4.75 (2)                7,125.00
                                      26,000                    5.00 (2)              130,000.00
                                      25,555                    3.72 (3)               95,065.00
                                      ------                                           ---------
                                     134,305 Total Shares                            $557,190.00

============================== ========================= ====================== ========================== =================

(1) Plus such additional number of shares as may be required pursuant to the 1997 Stock Option and Incentive Plan in the event of a stock dividend, reverse stock split, split-up, recapitalization or other similar event.

(2) This estimate is made pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for purposes of determining the registration fee and is based upon the price at which outstanding options may be exercised.

(3) This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act, solely for purposes of determining the registration fee based on the average of the bid and asked prices of the Registrant's Shares of Beneficial Interest reported on the OTC Bulletin Board on April 12, 1999.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------


ITEM 3.       INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.
-------------------------------------------------------------
     Vinings Investment Properties Trust (the "Trust") hereby incorporates by reference the documents listed in (a) through (c) below, which have previously been filed with the Securities and Exchange Commission:

     (a) The Trust's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

     (b) all other reports filed with the Securities and Exchange Commission by the Trust pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 1998; and

     (c) the description of the Trust's Shares of Beneficial Interest, no par value per share, contained in the Trust's Registration Statement on Form S-11 filed with the Securities and Exchange Commission on or about January 31, 1985 (File No. 2-94776), at page 32, "Description of Shares," and at pages 33-34, "Summary of Declaration of Trust -- Redemption and Restrictions on Transfers of Shares," and any amendments and reports filed for the purpose of updating such description; provided, however, that such description is qualified in its entirety to the provisions of the Second Amended and Restated Declaration of Trust of the Trust, dated as of February 6, 1985, as amended by Amendments Nos. 1 and 2 thereto, each of which is incorporated by reference herein.

     In addition, all documents subsequently filed with the Securities and Exchange Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.       DESCRIPTION OF SECURITIES.
---------------------------------------

              Not Applicable.


ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL.
-----------------------------------------------------

              Not Applicable.


ITEM 6.       INDEMNIFICATION OF TRUSTEES AND OFFICERS.
-------------------------------------------------------

     Section 1 of Chapter 182 of the Massachusetts General Laws provides that a Massachusetts business trust operates under a written instrument or declaration of trust. The Trust operates as a Massachusetts business trust under the Second Amended and Restated Declaration of Trust dated as of February 15, 1985, as amended by Amendment No. 1 thereto dated as of March 13, 1996 and as further amended by Amendment No. 2 thereto dated as of June 25, 1996, in each case filed with the Secretary of the Commonwealth of the Commonwealth of Massachusetts (as so amended, the "Declaration"). Section 8.4 of the Declaration provides that the Trust may indemnify a trustee or officer against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in respect of or in successful defense of any action, suit or proceeding if he gives prompt notice thereof to the Trust and takes such actions as will permit the Trust to conduct the defense or settlement thereof and cooperates therein; provided, however, that no such person shall be so indemnified for any such claim arising out of his bad faith, willful misfeasance, gross negligence or reckless disregard of his duties to the Trust. The standard of conduct for purposes of determining the right to such indemnification shall be determined by counsel to the Trust, except to the extent that there is a judicial determination thereof. Such rights of indemnification and reimbursement shall be satisfied only out of the assets of the Trust estate.

     The Declaration further provides, in Section 8.4 thereof, that the Trust shall have the power to purchase and maintain liability insurance on behalf of any person entitled to indemnity as a trustee or officer, whether or not the Trust would have the power to indemnify against that liability. Accordingly, the Trust has obtained trustees' and officers' insurance providing benefits aggregating $3 million. In addition, Section 8.4 of the Declaration provides that the indemnification rights provided by such provision shall not be deemed exclusive of any other rights to which trustees and officers may be lawfully entitled, nor shall anything in the Declaration restrict the right of the Trust to indemnify or reimburse such person in any proper case even though not specifically provided for therein, nor shall any provision in the Declaration restrict such right of a trustee to contribution as may be available under applicable law.

     The Declaration further provides that any indemnification extended to a trustee or officer pursuant to Section 8.4 thereof may include the reimbursement of expenses by the Trust prior to the final disposition of the proceeding upon the receipt of an undertaking by such indemnified person to repay such payment unless it is determined that such indemnified person is entitled to such indemnification by the Trust as provided by the terms and provisions of the Declaration.


ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED.
--------------------------------------------------
              Not applicable.


ITEM 8.       EXHIBITS.
-----------------------

     The following is a complete list of exhibits filed or incorporated by reference as part of this registration statement.

     Exhibit                                 Description
     -------                                 -----------

-------------------------- -----------------------------------------------------
        4.1 The description of the Trust's Shares of Beneficial Interest (incorporated by reference to the Trust's Registration Statement on Form S-11, filed on or about January 31, 1985, No. 2-94776, "Description of Shares," at page 32, and "Summary of Declaration of Trust -- Redemption and Restrictions on Transfers of Shares," at pages 33-34).

-------------------------- -----------------------------------------------------
        4.2 Second Amended and Restated Declaration of Trust of the Trust (incorporated by reference to Exhibit 3.1 to the Trust's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, No. 0-13693).

-------------------------- -----------------------------------------------------
        4.3 Amendment No. 1 to Second Amended and Restated Declaration of Trust of the Trust (incorporated by reference to Exhibit 3.2 to the Trust's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, No. 0-13693)

-------------------------- -----------------------------------------------------
        4.4 Amendment No. 2 to Second Amended and Restated Declaration of Trust of the Trust (incorporated by reference to Exhibit 3.3 to the Trust's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, No. 0-13693)

-------------------------- -----------------------------------------------------
        5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered.

-------------------------- -----------------------------------------------------
       23.1                Consent of Goodwin, Procter & Hoar LLP (included in
                           Exhibit 5.1 hereto).

-------------------------- -----------------------------------------------------
       23.2                Consent of Arthur Andersen LLP, Independent Public
                           Accountants.

-------------------------- -----------------------------------------------------
       24.1 Powers of Attorney (included in signature page on page 5 of this registration statement).
-------------------------- -----------------------------------------------------


ITEM 9.       UNDERTAKINGS.
---------------------------

     (a)      The undersigned registrant hereby undertakes:

                      (1) To file,  during any  period in which  offers or sales are being made, a post-effective amendment to this registration statement:

                                        (i)      To include any prospectus
                      required by Section 10(a)(3) of the Securities Act;

                                        (ii) To  reflect in the  prospectus  any
                      facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the
                      aggregate,   represent   a   fundamental   change  in  the
                      information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                                        (iii)   To    include    any    material
                      information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

              provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the undersigned registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

                      (2) That,  for the purpose of  determining  any  liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                      (3)  To   remove   from   registration,   by  means  of  a
              post-effective amendment, any of the securities being registered that remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a trustee, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 15 day of April, 1999.

VININGS INVESTMENT PROPERTIES TRUST

By: /s/ Stephanie A. Reed
-------------------------
Stephanie A. Reed
Vice President and Treasurer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and trustees hereby severally constitute Peter D. Anzo and Stephanie A. Reed , and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement filed herewith and any and all amendments to said Registration Statement, and generally to do all such things in our names and in our capacities as trustees and officers to enable Vinings Investment Properties Trust to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed below by the following persons in the capacities and on the date indicated.

      Signature                          Capacity                     Date
      ---------                          --------                     ----

                                 Chief Executive Officer,         March 29, 1999
/s/ Peter D. Anzo                President, and Chairman of
-----------------------           of the Board of Trustees
                                 (Principal Executive Officer)



                                 Vice President, Secretary,       March 29, 1999
/s/ Stephanie A. Reed            Treasurer and Trustee
-------------------------        (Principal Financial and
                                  Accounting Officer)


/s/ Phill D. Greenblatt          Trustee                          March 29, 1999
---------------------------


/s/ Henry Hirsch                 Trustee                          March 29, 1999
--------------------------

/s/Martin H. Petersen            Trustee                          March 29, 1999
--------------------------

/s/ James D. Ross                Trustee                          March 29, 1999
--------------------------

/s/ Gilbert H. Watts, Jr.        Trustee                          March 29, 1999
--------------------------



     Exhibit                                 Description
     -------                                 -----------

-------------------------- -----------------------------------------------------
        4.1 The description of the Trust's Shares of Beneficial Interest (incorporated by reference to the Trust's Registration Statement on Form S-11, filed on or about January 31, 1985, No. 2-94776, "Description of Shares," at page 32, and "Summary of Declaration of Trust -- Redemption and Restrictions on Transfers of Shares," at pages 33-34).

-------------------------- -----------------------------------------------------
        4.2 Second Amended and Restated Declaration of Trust of the Trust (incorporated by reference to Exhibit 3.1 to the Trust's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, No. 0-13693).

-------------------------- -----------------------------------------------------
        4.3 Amendment No. 1 to Second Amended and Restated Declaration of Trust of the Trust (incorporated by reference to Exhibit 3.2 to the Trust's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, No. 0-13693)

-------------------------- -----------------------------------------------------
        4.4 Amendment No. 2 to Second Amended and Restated Declaration of Trust of the Trust (incorporated by reference to Exhibit 3.3 to the Trust's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, No. 0-13693)

-------------------------- -----------------------------------------------------
        5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered.

-------------------------- -----------------------------------------------------
       23.1                Consent of Goodwin, Procter & Hoar LLP (included in
                           Exhibit 5.1 hereto).

-------------------------- -----------------------------------------------------
       23.2                Consent of Arthur Andersen LLP, Independent Public
                           Accountants.

-------------------------- -----------------------------------------------------
       24.1 Powers of Attorney (included in signature page on page 5 of this registration statement).
-------------------------- -----------------------------------------------------